UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

VISLINK TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required

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[ ]	Fee paid previously with preliminary materials.

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240 S. PINEAPPLE AVENUE, SUITE 701

SARASOTA, FL 43236

(941) 953-9035

IMPORTANT NOTICE REGARDING RATIFICATION

OF PROPOSALS APPROVED

AT PREVIOUS ANNUAL

STOCKHOLDER MEETINGS

The Notice of Annual Meeting and Proxy Statement
are available at: https://www.cstproxy.com/vislink/2019

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To Stockholders of Record of Vislink Technologies, Inc. (f/k/a xG Technology, Inc.) as of April 10, 2015 (the “2015 Annual Meeting Record Date”), April 15, 2016 (the “2016 Annual Meeting Record Date”), and April 19, 2017 (the “2017 Annual Meeting Record Date”):

NOTICE IS HEREBY GIVEN that:

1.	On April 30, 2019, Vislink Technologies, Inc. (f/k/a xG Technology, Inc.), a Delaware corporation (“Company”), will be holding its 2019 annual meeting of stockholders (the “Annual Meeting”), at which stockholders of record as of the close of business on March 18, 2019 (the “Record Date”), will vote on various proposals. Among other proposals, such stockholders will vote on the ratification of certain proposals that were approved by stockholders at an annual meeting of stockholders held by the Company on June 1, 2015, June 9, 2016, or June 15, 2017. The ratifications (the “Ratifications”) are as follows:

a.	To ratify the approval of the establishment of the Company’s 2015 Employee Stock Purchase Plan;

b.	To ratify the approval of the establishment of the Company’s 2015 Incentive Compensation Plan;

c.	To ratify the approval of the establishment of the Company’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”);

d.	To ratify the approval of the establishment of the Company’s 2016 Incentive Compensation Plan (the “2016 ICP”);

e.	To ratify the amendment to the 2016 ESPP to increase the authorized value of shares of Common Stock available for sale under the 2016 ESPP from $3.5 million to $7 million;

f.	To ratify the amendment to the Company’s 2016 ICP to increase the authorized value of shares of Common Stock available for issuance under the 2016 ICP from $3.5 million to $7 million; and

g.	To ratify the approval of the establishment of the Company’s 2017 Incentive Compensation Plan.

More information regarding the Ratifications can be found in the Company’s proxy statement that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2019 (the “Proxy Statement”), which is available at the following link: https://www.sec.gov/Archives/edgar/data/1565228/000149315219003591/0001493152-19-003591-index.htm. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Proxy Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT WITH RESPECT TO THE MATTERS SET FORTH HEREIN.

No action is required by you.  This Notice is being provided to you pursuant to Section 204 of the Delaware General Corporation Law (the “DGCL”) for the purpose of informing all stockholders of record as of each of the 2015 Annual Meeting Record Date, the 2016 Annual Meeting Record Date, and the 2017 Annual Meeting Record Date of the actions described above before they take effect, including without limitation, the Ratifications. Under Section 204 of the DGCL, stockholders of record as each of the 2015 Annual Meeting Record Date, the 2016 Annual Meeting Record Date, and the 2017 Annual Meeting Record Date, other than holders whose identities or addresses cannot be determined from our records, are being given notice of the Annual Meeting, but are not entitled to attend the Annual Meeting or vote on any matter presented at the Annual Meeting unless they were also holders of Common Stock as of the Record Date.

You are urged to read the Proxy Statement in its entirety for a description of the action taken by the Company’s stockholders.

April 22, 2019	By Order of the Board of Directors,

/s/ Susan Swenson
	Name:	Susan Swenson
	Title:	Chairman of the Board of Directors